Exhibit 10.1

ADVISORY AGREEMENT

This ADVISORY AGREEMENT (the “Agreement”) is made as of the 20th day of December, 2017 (the “Effective Date”), by and between CRISPR Therapeutics AG (“CRISPR” or, along with its affiliates the “Company”) and N. Anthony Coles, MD (“Coles”).

WHEREAS, Coles serves on the Company’s Board of Directors (the “Board”) in the capacity of Chairman pursuant to a letter agreement dated September 22, 2015 (the “Board Appointment Letter”);

WHEREAS, Coles and the Company entered into a Confidentiality Agreement dated June 18, 2015 which was executed by Coles on October 15, 2015 (the “Confidentiality Agreement”);

WHEREAS, Coles and the Company entered into a Consulting Agreement dated June 16, 2015 and executed by Coles on October 15, 2015 (the “Prior Consulting Agreement”) which expired pursuant to its terms on October 5, 2015 except that Section 2.1 (Fee) and Section 3 (Intellectual Property Rights) survived the expiration of the Prior Consulting Agreement;

WHEREAS, Coles and the Company entered into an Indemnity Agreement dated October 9, 2015 which was executed by Coles on October 15, 2015 (the “Indemnity Agreement”);

WHEREAS, the Company granted Coles Non-Qualified Stock Options on (i) September 10, 2015, (ii) October 18, 2016, and (iii) May 31, 2017 (collectively the “Options”), all of which are subject to vesting and the terms and conditions of either the CRISPR Therapeutics AG 2015 Stock Options and Grant Plan, as may be amended from time to time or the CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan, as may be amended from time to time (the “Plans”) and the associated Non-Qualified Grant Notices (if applicable) and the Non-Qualified Stock Option Agreements with respect to each grant (collectively, the Plans, the Grant Notices and the Non-Qualified Stock Option Agreements shall be referred to as the “Equity Documents”);

WHEREAS, the Board recognizes Coles’ role in assisting the Company transition from a private venture backed company to a public company as well as Coles’ comprehensive knowledge of the Company and its industry and, as such, wishes to set forth the terms of Coles’ continued relationship with the Company after his resignation from the Board, which will be effective on December 20, 2017 (the “Board Resignation Date”); and

WHEREAS, the Board and Coles have mutually determined that it is in the best interests of the Company that Coles continue to be available to assist the Company after the Board Resignation Date in the role as Senior Advisor to the Company beginning on the Board Resignation Date subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, CRISPR and Coles agree as follows:

1. Services. Coles agrees to perform the services described in Exhibit A, as well as any services described in any amendment to Exhibit A which incorporates this Agreement by reference and is agreed to in writing by both parties (collectively, the “Services”). If any dates are specified for performance of the Services, the parties agree that time is of the essence with respect to such performance. In addition to providing the Services, Coles shall provide the Company with any and all developments, software programs, works of authorship, data, techniques, know-how, secret or intellectual property whatsoever which either (a) relate at the time of conception or development to the Services, or any other work performed for the Company, whether or not during normal business hours; or (b) are developed through or in reliance on the use of Confidential Information (as defined in the Confidentiality Agreement) or the Company’s equipment and software, or other facilities or resources including but not limited to such reports and data as the Company may request in connection with the provision of Services. Upon request from the Company, Coles shall immediately deliver to the Company all media from which the foregoing may be ascertainable and other deliverables in connection with the Services (collectively, “Deliverables”).

2. Term & Termination. The initial term of this Agreement shall be from the Board Resignation Date through September 10, 2019 (the “Initial Term”) provided that the Company may elect to renew, subject to the approval of the Board, for one or more successive 6 month terms following the Initial Term (each an “Extended Term”) and shall notify Coles within thirty (30) days prior to the expiration of the current term that the Company wishes to exercise the renewal option. In the event the Company does not provide a notice of renewal, the Agreement will terminate at the last day of the applicable Term. The date this Agreement terminates for any reason shall be the “Termination Date” and the time period between the Board Resignation Date and the Termination Date shall be the “Advisory Period”. Notwithstanding the foregoing: (a) Coles may terminate this Agreement and end the Advisory Period at any time upon thirty (30) days written notice (such notice period may be waived by the Company); (b) the Company may terminate this Agreement and end the Advisory Period as follows: (i) for “cause” (as defined in the invitation letter dated September 22, 2015 (“Invitation Letter”); or (ii) in the event of a material breach by Coles of any of the covenants or terms or conditions contained herein which, if curable, is not cured after written notice and a reasonable opportunity to cure and such termination shall be without prejudice to any right or remedy the Company may have by reason of such breach.

3. Equity. In consideration for Coles entering into and complying with this Agreement, and notwithstanding anything set forth in the Equity Documents, Coles shall continue to vest in the Options during the Advisory Period, and the applicable post-termination exercise period, which shall be 150 days from the last day of the service relationship or the expiration of the option, whichever is earlier.

4. Compensation for Services. Coles shall be paid $2,500 per hour for his consulting services (“Consulting Fees”). Coles agrees that the continued vesting and the Consulting Fees shall be full compensation for the Services and that he is entitled to no other compensation or benefits from the Company or any of its affiliates. The Company shall report the Consulting Fees to the IRS on Form 1099. Coles shall be solely responsible for all withholding, taxes and other obligations required by law and shall comply with such obligations. Further, Coles shall comply with all applicable laws, including those regarding tax withholding and reporting, worker’s compensation and unemployment compensation with respect to the Services.

5. Confidentiality. Coles acknowledges that he has had, and in connection with the Services will continue to have, access to the Company’s proprietary and confidential information including the Confidential Information as defined in the Confidentiality Agreement. Coles hereby reaffirms the Confidentiality Agreement, the terms of which are incorporated by reference as material terms of this Agreement and shall continue in full force and effect during the Advisory

Period and thereafter. Consistent with the foregoing, Section 4 of the Confidentiality Agreement is hereby modified in that “for a period of three (3) years” shall be deleted and replaced with “of the Advisory Period”. While providing the Services and thereafter, Coles shall not, directly or indirectly, use any Confidential Information other than pursuant to the provision of the Services by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information.

6. Assignment. Coles agrees that all Confidential Information and all Deliverables made by Coles, either alone or with others, and in any way related to the Services or to other tasks assigned to or performed by Coles during the course of his relationship with the Company, whether or not conceived, developed, reduced to practice or made on the Company’s premises (collectively, “Company Inventions”), and any and all services and products which embody, emulate or employ any such Company Inventions or Confidential Information shall be the sole property of the Company and all proprietary rights in, each such Company Invention or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company. Coles agrees that all such Company Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at the present time, agree to assign, to the Company any and all copyrights, patents and other proprietary rights that Consultant may have in any such Company Inventions. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, this Agreement does not obligate Coles to assign to the Company any development or work product which is developed entirely on Coles’ own time and does not relate to the Services including without limitation any book or other work of authorship by Coles.

7. Restrictive Covenants. During the Advisory Period and for 12 months thereafter, Coles shall not, directly or indirectly: (i) engage in any Competitive Activities; or (ii) solicit any persons or entities who, during the Advisory Period, are customers or potential customers of the Company for services which are competitive with any service offered by the Company; or (iii) solicit, recruit or induce any employee or consultant of the Company to terminate his or her service relationship with the Company. For purposes of this Agreement, Competitive Activities shall mean: (a) becoming employed by, (b) consulting with, (c) joining any board, (d) engaging, participating or investing in any business activity, or (e) otherwise having any other service relationship or affiliation with any CRISPR competitor. Notwithstanding the foregoing, the Company agrees that this Section 7 shall not prohibit Coles from serving on other boards of directors provided Coles (I) complies strictly with his nonsolicitation and confidentiality obligations to the Company; (II) does not, directly or indirectly, disclose, use or permit to be used any of the Company’s Confidential Information in connection with his service on other boards of directors or otherwise; and (III) recuses himself and shall not participate in any discussions or communications relating to CRISPR/Cas gene editing.

8. Return of Property. At the end of the Advisory Period, Coles shall immediately return all Confidential Information and Deliverables and shall comply with any instructions that the Company provides with respect to deleting duplicates of Confidential Information, Deliverables and other work product from any non-Company computers or devices that are in Cole’s possession or control after the Advisory Period.

9. Expense Reimbursement. Coles shall be reimbursed for his reasonable business expenses associated with performing his responsibilities pursuant to this Agreement consistent with the Company’s policies and procedures with respect to expense reimbursement for Board members.

For the avoidance of doubt, Coles shall not be entitled to any cash, equity rights, benefits or other compensation in connection with attending events or engaging in other activities contemplated by this Agreement other than as expressly set forth herein.

10. Relationship of the Parties. It is agreed that Coles is an independent contractor and that Coles shall perform the Services under the general direction of the Company’s Chief Executive Officer (the “CEO”) but that Coles shall determine the manner and means by which the Services are accomplished, subject to the express condition that Coles shall at all times comply with applicable law. It is expressly understood that neither Coles nor his agents, if any, are agents or employees of the Company, and have no authority to bind the Company by contract or otherwise.

11. Conflict of Interest. While it is understood that, as an outside consultant, Coles may engage in other business activities, during the Advisory Period, Coles will not engage in any business activities that pose an actual or apparent conflict of interest with the Company or any of its affiliates. To ensure no conflict of interest, Coles shall notify the CEO in writing prior to engaging in other business activities not listed on Exhibit B during the Advisory Period which could be reasonably determined to be an actual or potential conflict with the Company or any of its affiliates.

12. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

13. Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

14. Forfeiture for Breach. Coles expressly agrees that in the event this Agreement is terminated for cause (as defined in the Invitation Letter), in addition to any other rights or remedies which the Company may have, at law, in equity, or otherwise, the Options shall cease vesting immediately upon written notice by the Company and any vested Options shall not be exercisable.

15. Equitable Relief. The covenants in Sections 5-9 of this Agreement are of a special and unique character, and Coles acknowledges that money damages alone will not reasonably or adequately compensate the Company for any breach of such covenants. Therefore, Coles expressly agrees that in the event of the breach or threatened breach of any such covenants, in addition to any other rights or remedies which the Company may have, at law, in equity, or otherwise, the Company shall be entitled, without posting a bond or other security, to injunctive or other equitable relief compelling specific performance of, and other compliance with, the terms of such Sections.

16. No Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the Party waiving compliance. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

17. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between Coles and the Company relating to the subject matter of this Agreement; provided, however, (i) the Confidentiality Agreement, as modified herein, (ii) Section 3 of the Prior Consulting Agreement, (iii) the paragraphs in the Board Appointment Letter “Consent to Use of Name and Image” and “Confidentiality”, (iv) the Indemnity Agreement, and (v) the Equity Documents shall all remain in effect and are supplemental to this Agreement.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to its assets or business, provided however that the obligations of Coles are personal and shall not be assigned by Coles. Coles further expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate.

19. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and Coles consent to the jurisdiction of such a court.

20. Defend Trade Secrets Act of 2016. For the avoidance of doubt, Coles shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

21. Protected Disclosures. Nothing in this Agreement or otherwise limits Coles’ or any other person’s : (i) obligation to testify truthfully in any legal proceeding; (ii) right to file a charge, claim or complaint with any federal agency or any state or local governmental agency or commission (together, a “Government Agency”); (iii) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including his ability to provide documents or other information, without notice to the Company.

22. Voluntary Assent. Coles affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. Coles states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. Coles further states and represents that he has carefully read this Agreement, understands its contents, freely and voluntarily assents to all of its terms and conditions, and signs his name to this Agreement as his own free act.

23. Survival. The provisions of Sections 5-8 and 12-20 of this Agreement shall survive any expiration or termination of this Agreement.

24. Amendments and Supplements. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the parties.

25. Subsequent Agreements. Coles agrees to execute such further agreements and instruments as the Company shall reasonably request in order to effectuate the provisions of this Agreement.

26. Captions. The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

27. Counterparts. This Agreement may be executed in two (2) signature counterparts, including by facsimile or other electronic transmission, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below.

CRISPR Therapeutics AG

By:	/s/ Rodger Novak		/s/ N. Anthony Coles, MD
	Rodger Novak President		N. Anthony Coles, MD
Date:	December 20	, 2017	Date:	December 20	, 2017

Exhibit A

SERVICES

The agreed upon “Services” shall include: upon request, (i) advise each of the CEO and Chairman of the Board on strategic matters related to the Company (e.g. financing, corporate strategy and competitive strategy) as well as select operational matters (e.g. partner management); and (ii) assist with introductions and relationships with relevant parties or industry experts, as appropriate.

Exhibit B

Coles’ business activities are: